December 22, 1999



Howard G. Berger, M.D., President
Primedex Health Systems, Inc.
1516 Cotner Avenue
Los Angeles, CA  90025

Dear Dr. Berger:

This is to confirm that the client-auditor relationship between Primedex Health Systems, Inc. (Commission File Number 0-19019) and Moore Stephens, P.C. has ceased

Very truly yours,

/s/ Moore Stephens, P.C.

MOORE STEPHENS, P.C.
Certified Public Accountants

cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, C.D.  20549






                                   EXHIBIT 16

December 22, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Primedex Health Systems, Inc. (the "Registrant") (Commission File Number 0-19019), which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December, 1999. In addition to the events reported in such Form 8-K, with which we agree, we must point out a technical inaccuracy in the statements made as described in the following paragraph.

The Registrant made the following statement:

         "The accountants' opinion for the years ended October 31, 1997, and 1998, contained a qualification as to uncertainty as to the ability of the Registrant to continue as a going concern,"

The reporting standards of generally accepted auditing standards state that certain circumstances, while not affecting the auditor's unqualified opinion, may require that the auditor add an explanatory paragraph to the auditor's standard report. The report of Moore Stephens, P.C. for the year ended October 31, 1997, dated February 6, 1998, except as to Note 24(c) for which the date is February 25, 1998, Note 24(d) for which the date is February 26, 1998 and Note 24(a) and (b) for which the date is February 27, 1998 and the report of Moore Stephens, P.C. for the year ended October 31, 1998, dated January 15, 1999, each contained such an explanatory paragraph describing conditions relating to the Registrant that raised substantial doubt about its ability to continue as a going concern. Such explanatory paragraphs are not "qualified" opinions as such statement is made in the Registrant's Form 8-K.

Very truly yours,


/s/ Moore Stephens, P.C.

MOORE STEPHENS, P.C.






                                   EXHIBIT 16